UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020

Hess Midstream LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street

Houston, Texas 77010

(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2020, Mr. Gerbert Schoonman, Senior Vice President, Global Production at Hess Corporation (“Hess”), was appointed to succeed Michael R. Turner as a member of the board of directors (the “Board”) of Hess Midstream GP LLC (“HESM GP”), the general partner of Hess Midstream GP LP (together with HESM GP, the “General Partner”), the general partner of Hess Midstream LP (the “Partnership”), effective immediately. Mr. Turner’s departure coincides with the end of his employment at Hess and is not the result of any disagreement with the Partnership, the Partnership’s management or the Board.

Mr. Schoonman, who joined Hess in 2011, has 30 years of experience in the oil and gas industry. Prior to his appointment to his current role on January 1, 2020, Mr. Schoonman served in various operational leadership roles at Hess, including as Vice President, Production – Asia Pacific, from January 2011 through August 2012; Vice President, Onshore – Bakken from September 2012 through December 2016; and Vice President, Offshore from January 2017 to December 2019. Prior to joining Hess, he spent 20 years with Shell where he served in operational and leadership roles of increasing responsibility.

Hess and GIP II Blue Holding Partnership, L.P. (“GIP”) each have the right to nominate certain individuals to serve on the Board. Because the General Partner is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP LLC”), HIP GP LLC has the right to elect the entire Board following the nomination of directors by Hess and GIP. Mr. Schoonman, as the successor of Mr. Turner, was nominated by Hess and elected to the Board by HIP GP LLC. Mr. Schoonman is not expected to serve on any committee of the Board.

The officers or employees of Hess who serve as members of the Board do not receive additional compensation from the Partnership or the General Partner for their service as a member of the Board. Accordingly, Mr. Schoonman will not receive additional compensation from the Partnership or the General Partner for his service on the Board. Mr. Schoonman will have rights to indemnification by the Partnership pursuant to the Partnership’s Amended and Restated Agreement of Limited Partnership.

Mr. Schoonman does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through Mr. Schoonman’s employment with Hess, which owns a 50% interest in HIP GP LLC. Hess and GIP, through their ownership interests in the General Partner, own, in the aggregate, 898,000 Class A Shares of the Partnership (economic and voting) and 266,416,928 Class B Shares of the Partnership (non-economic, voting only). In addition, Hess and GIP own 266,416,928 Class B Units in Hess Midstream Operations LP, the Partnership’s consolidated subsidiary. For relationships between the Partnership, the General Partner, HIP GP LLC and Hess, see Item 13 “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP,
its general partner

	By:	Hess Midstream GP LLC,
its general partner

Date: April 8, 2020	By:	/s/ Jonathan C. Stein
		Name:	Jonathan C. Stein
		Title:	Chief Financial Officer